SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
August 18, 2010
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

161 Sixth Avenue, New York, New York	10013

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (212) 539-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 18, 2010, Stephen D. Harlan, a director of Harris Interactive, Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) that he has decided not to stand for reelection at the Company’s 2010 Annual Meeting of Stockholders on October 26, 2010 (the “2010 Annual Meeting”). Mr. Harlan will complete his current term on the Board, which expires at the conclusion of the 2010 Annual Meeting. He also will continue to serve as Chairman of the Audit Committee and a member of the Nominating and Governance Committee until the expiration of his current term. Mr. Harlan’s decision not to stand for reelection was not related in any manner to any past, present, or contemplated accounting, finance or legal issue, or to any disagreement with the Board or management over any issue or policy, including any accounting-related policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Eric W. Narowski
	Name:	Eric W. Narowski
	Title:	Interim Chief Financial Officer (Principal Financial Officer)

Dated: August 24, 2010